Exhibit 24.2

POWER OF ATTORNEY

        Financière de Sainte-Marine (the “Company”) does hereby make, constitute and appoint Cédric de Bailliencourt, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended (the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

        This power of attorney shall remain in full force and effect until revoked in writing by the undersigned.

        IN WITNESS WHEREOF, the undersigned hereby executes this power of attorney as of November 21, 2007.

FINANCIÈRE DE SAINTE-MARINE By: /s/ Thierry Marraud Name: Thierry Marraud Title: President